AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY DEVELOPING GROWTH SECURITIES TRUST

WHEREAS, Morgan Stanley Developing Growth Securities Trust (the “Trust”) was established by the Declaration of Trust dated December 28, 1982, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to “Morgan Stanley Mid Cap Growth Fund,” such change to be effective on January 31, 2008.

NOW, THEREFORE:

1. Section 1.1 of Article I of the Declaration is hereby amended so that the Section shall read in its entirety as follows:

“Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Mid Cap Growth Fund and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.”

2. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that the subsection shall read in its entirety as follows:

“(n) “Trust” means the Morgan Stanley Mid Cap Growth Fund.”

3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

4. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 7th day of January 2008.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually	Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Dr. Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees	888 16th Street, N.W., Suite 740
1177 Avenue of the Americas	Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins	/s/ Joseph J. Kearns
James F. Higgins, as Trustee, and not individually	Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Trust	c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two	PMB754
Jersey City, NJ 07311	23852 Pacific Coast Highway
Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually	Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Triumph Capital, L.P.
Counsel to the Independent Trustees	445 Park Avenue
1177 Avenue of the Americas	New York, NY 10022
New York, NY 10036

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed, as Trustee, and not individually	Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees	85 Charles Colman Blvd.
1177 Avenue of the Americas	Pawling, NY 12564
New York, NY 10036

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On this 7th day of January 2008, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS, MICHAEL F. KLEIN, MICHAEL E. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/ Jonn William Plerchee
Notary Public
JONN WILLIAM PLERCHEE
Notary Public, State of New York No. 01PL6080628 Qualified in New York County Commission Expires Sept. 16, 2010

My Commission expires: 9/16/10